UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2012

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11605 North Community House Road, Suite 600, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On November 29, 2012, Carlisle Companies Incorporated issued a press release announcing the transaction described in Item 8.01 below.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 8.01    Other Events.

On November 29, 2012, Carlisle announced the signing of a definitive agreement to acquire the Thermax — Raydex business, a leading global supplier of high-performance hook-up, data and coaxial wire and cable for mission-critical applications for commercial aerospace, defense and industrial customers. The Thermax-Raydex business is a unit of Belden, Inc. of St. Louis, Missouri.  The transaction is structured as a purchase of the assets of Thermax and the stock of Raydex/CDT Limited, a wholly-owned subsidiary of Belden, both for an aggregate enterprise value of $265 million, subject to certain adjustments. The transaction is subject to customary closing conditions, including Hart-Scott-Rodino Antitrust Improvements Act clearance, and is expected to close by December 31, 2012.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press release issued on November 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2012		CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on November 29, 2012.